EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
FIRST QUARTER ENDED MARCH 31, 2026

•First quarter net income of $23.3 million;
•First quarter earnings per diluted common share of $0.78;
•Linked quarter loan growth of 2.7%;
•Tax-equivalent net interest margin(1) linked quarter increased three basis points to 3.01%;
•Annualized return on first quarter average assets of 1.10%;
•Annualized return on first quarter average shareholders’ equity of 10.96% and average tangible common equity(1) of 14.39%; and
•Nonperforming assets decreased to 0.11% of total assets.
Tyler, Texas (April 30, 2026) Southside Bancshares, Inc. (“Southside” or the “Company”) (NYSE: SBSI) today reported its financial results for the quarter ended March 31, 2026.
“We are pleased to report solid financial results for the first quarter ended March 31, 2026, which include linked quarter loan growth of 2.7%, earnings per share of $0.78, a return on average assets of 1.10% and a return on average tangible common equity of 14.39%,” stated Keith Donahoe, President and Chief Executive Officer of Southside. “Linked quarter, net interest income increased $441,000 to $57.7 million, and our net interest margin increased three basis points to 3.01% due to lower funding costs during the quarter. We expect further savings on our funding costs during the second quarter after the redemption in February of our $93 million subordinated notes due 2030 which had an interest rate of 7.51%.”
Operating Results for the Three Months Ended March 31, 2026
Net income was $23.3 million for the three months ended March 31, 2026, compared to $21.5 million for the same period in 2025, an increase of $1.8 million, or 8.1%. Earnings per diluted common share were $0.78 for the three months ended March 31, 2026, compared to $0.71 for the same period in 2025, an increase of $0.07, or 9.9%. The increase in net income was due to increases in net interest income and noninterest income, partially offset by increases in noninterest expense, provision for credit losses and income tax expense. Annualized returns on average assets and average shareholders’ equity for the three months ended March 31, 2026 were 1.10% and 10.96%, respectively, compared to 1.03% and 10.57%, respectively, for the three months ended March 31, 2025. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 56.44% and 54.98%, respectively, for the three months ended March 31, 2026, compared to 57.04% and 55.04%, respectively, for the three months ended March 31, 2025, and 53.85% and 52.28%, respectively, for the three months ended December 31, 2025.
Net interest income for the three months ended March 31, 2026 was $57.7 million, an increase of $3.8 million, or 7.1%, compared to the same period in 2025. The increase in net interest income was primarily due to a decrease in the average rate paid on our interest bearing liabilities and an increase in the volume and change in the mix of our interest earning assets, partially offset by an increase in the average balance of our interest bearing liabilities. Linked quarter, net interest income increased $0.4 million, or 0.8%, compared to $57.2 million for the three months ended December 31, 2025.
Our net interest margin and tax-equivalent net interest margin(1) increased to 2.91% and 3.01%, respectively, for the three months ended March 31, 2026, compared to 2.74% and 2.86%, respectively, for the same period in 2025, and increased from 2.87% and 2.98%, respectively, for the three months ended December 31, 2025.
Noninterest income was $12.6 million for the three months ended March 31, 2026, an increase of $2.4 million, or 23.2%, compared to $10.2 million for the same period in 2025. There were increases to all noninterest income categories, however, the primary increases occurred in other noninterest income, trust fees and a decrease in net loss on sale of securities available for sale (“AFS”) securities. On a linked quarter basis, noninterest income increased $7.0 million, or 125.8%, compared to the three months ended December 31, 2025, due to a $7.3 million net loss on the sale of AFS securities during the fourth quarter of 2025 and an increase in other noninterest income, partially offset by a decrease in deposit services income during the three months ended March 31, 2026.
Noninterest expense increased $3.5 million, or 9.4%, to $40.6 million for the three months ended March 31, 2026, compared to $37.1 million for the same period in 2025. On a linked quarter basis, noninterest expense increased by $3.1 million or 8.3%, compared to the three months ended December 31, 2025. The increase for both periods was primarily due to increases in

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salaries and employee benefits expense, loss on redemption of subordinated notes, other noninterest expense and software and data processing expense.
Income tax expense increased $0.3 million, or 6.8%, for the three months ended March 31, 2026, compared to the same period in 2025. On a linked quarter basis, income tax expense increased $1.3 million, or 33.3%. Our effective tax rate (“ETR”) decreased slightly to 17.8% for the three months ended March 31, 2026, compared to 18.0% for the three months ended March 31, 2025, and increased from 15.3% for the three months ended December 31, 2025. The marginally lower ETR for the three months ended March 31, 2026 compared to the same period in 2025 was partially due to a decrease in state income tax expense as a percentage of pre-tax income. The higher ETR for the linked quarter was primarily due to the decrease in tax-free income as a percentage of pre-tax income when compared to the three months ended December 31, 2025.
Balance Sheet Data
At March 31, 2026, Southside had $8.80 billion in total assets, compared to $8.34 billion at March 31, 2025 and $8.51 billion at December 31, 2025.
Loans at March 31, 2026 were $4.95 billion, an increase of $378.9 million, or 8.3%, compared to $4.57 billion at March 31, 2025. Linked quarter, loans increased $128.2 million, or 2.7%, due to increases of $93.2 million in construction loans, $40.6 million in commercial real estate loans and $12.2 million in commercial loans. These increases were partially offset by decreases of $9.6 million in municipal loans, $7.1 million in 1-4 family residential loans and $1.2 million in loans to individuals.
Securities at March 31, 2026 were $2.87 billion, an increase of $131.8 million, or 4.8%, compared to $2.74 billion at March 31, 2025. Linked quarter, securities increased $164.3 million, or 6.1%, from $2.70 billion at December 31, 2025.
Deposits at March 31, 2026 were $6.87 billion, an increase of $283.6 million, or 4.3%, compared to $6.59 billion at March 31, 2025, primarily due to the increase of $236.8 million in brokered deposits and a $186.1 million increase in retail deposits, partially offset by a decrease of $139.2 million in public fund deposits. Linked quarter, deposits increased $9.3 million, or 0.1%, compared to $6.87 billion at December 31, 2025, primarily due to an increase in brokered deposits of $110.7 million, or 16.5%, partially offset by decreases in retail deposits of $82.0 million, or 1.6%, and public fund deposits of $19.4 million, or 1.7%.
At March 31, 2026, we had 178,823 total deposit accounts with an average balance of $34,000. Our estimated uninsured deposits were 38.4% of total deposits as of March 31, 2026. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 21.9% as of March 31, 2026. Our noninterest bearing deposits represent approximately 20.0% of total deposits. Linked quarter, our cost of interest bearing deposits decreased eight basis points from 2.73% in the prior quarter to 2.65%. Linked quarter, our cost of total deposits decreased three basis points from 2.16% in the prior quarter to 2.13%.
Our cost of interest bearing deposits decreased 18 basis points, from 2.83% for the three months ended March 31, 2025, to 2.65% for the three months ended March 31, 2026. Our cost of total deposits decreased 13 basis points, from 2.26% for the three months ended March 31, 2025, to 2.13% for the three months ended March 31, 2026.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the first quarter ended March 31, 2026, we did not repurchase any common stock, pursuant to our Stock Repurchase Plan (the “Plan”). Under the Plan, repurchases of our outstanding common stock may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Plan and may modify, suspend or discontinue the Plan at any time. As of March 31, 2026, approximately 0.8 million authorized shares remained available for repurchase. We have not repurchased any common stock pursuant to the Plan subsequent to March 31, 2026.
As of March 31, 2026, our total available contingent liquidity, net of current outstanding borrowings, was $2.68 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at March 31, 2026 were $9.7 million, or 0.11% of total assets, a decrease of $28.5 million, or 74.6%, from $38.2 million, or 0.45% of total assets, at December 31, 2025, due primarily to a decrease of $27.5 million in restructured loans. The decrease in restructured loans was due to the payoff of a $27.5 million restructured commercial real estate loan in the first quarter that was originally restructured with an extension of maturity in the first quarter of 2025 to allow for an extended
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lease up period. Nonperforming assets decreased $22.5 million, or 69.8%, compared to $32.2 million, or 0.39% of total assets, at March 31, 2025.
The allowance for loan losses totaled $46.0 million, or 0.93% of total loans, at March 31, 2026, compared to $45.1 million, or 0.94% of total loans, at December 31, 2025. The allowance for loan losses was $44.6 million, or 0.98% of total loans, at March 31, 2025. The decrease in allowance as a percentage of total loans compared to December 31, 2025 was due to both improvements in the overall economic forecast within the CECL model as well as improvements in the financial metrics of the borrowers in our commercial loan portfolio.
For the three months ended March 31, 2026, we recorded a provision for credit losses for loans of $1.0 million, compared to $42,000 and $0.6 million for the three months ended March 31, 2025 and December 31, 2025, respectively. Net charge-offs were $0.2 million for the three months ended March 31, 2026, compared to net charge-offs of $0.3 million and $0.8 million for the three months ended March 31, 2025 and December 31, 2025, respectively.
We recorded a provision for credit losses on off-balance-sheet credit exposures of $0.4 million for the three months ended March 31, 2026, compared to $0.7 million and $17,000 for the three months ended March 31, 2025 and December 31, 2025, respectively. The balance of the allowance for off-balance-sheet credit exposures was $3.6 million and $3.8 million at March 31, 2026 and 2025, respectively, and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a first quarter cash dividend of $0.36 per share on February 5, 2026, which was paid on March 5, 2026, to all shareholders of record as of February 19, 2026.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its first quarter ended March 31, 2026 financial results on Thursday, April 30, 2026 at 11:00 a.m. CDT. The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://events.q4inc.com/analyst/221321903?pwd=CNyH%3B3vm to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include return on average tangible common equity and the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Return on average tangible common equity. Return on average tangible common equity is a non-GAAP measure that calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe that this measure is the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes that (i) adjusting return on average shareholders’ equity for the impact of intangible assets and their related amortization and (ii) adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis are standard practices in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.80 billion in assets as of March 31, 2026, that owns 100% of Southside Bank. Southside Bank currently has 55 branches in Texas and operates a network of 71 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts. Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates and our expectations regarding rate changes, tax reform, inflation, tariffs, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. Accordingly, our results could materially differ from those that have been estimated. The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include: general economic conditions in our markets, including the ongoing impact of higher inflation levels, including higher energy and gas prices, interest rate fluctuations, including the impact of changes in interest rates on our financial projections, models and guidance, as well as the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment and increasing insurance costs, as well as the financial stress to borrowers as a result of the foregoing, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, and our ability to manage liquidity in a rapidly changing and unpredictable market; the extensive regulations the Company is subject to and legislative and regulatory changes; the Company’s ability to successfully execute its business strategy; including risks related to potential acquisitions; the Company’s ability to innovate, to anticipate the needs of our current and future customers and to manage increased or expanded competition from banks and other financial service providers in its markets; the Company’s ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, outages, disruptions or security breaches; the Company’s ability to use technology to provide products and services to its customers; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or the Company, in particular; claims, litigation or regulatory investigations and actions that the Company may become subject to; the failure to identify, attract and retain key personnel and other employees and to engage in adequate succession planning; the Company’s recent executive transition; and the additional risks included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2026	2025
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
ASSETS
Cash and due from banks	$72,997	$81,080	$90,519	$109,669	$103,359
Interest earning deposits	296,986	302,906	365,263	260,357	293,364
Federal funds sold	17,490	5,800	11,130	20,069	34,248
Securities available for sale, at estimated fair value	1,647,379	1,456,219	1,292,431	1,457,124	1,457,939
Securities held to maturity, at net carrying value	1,220,641	1,247,477	1,263,401	1,272,906	1,278,330
Total securities	2,868,020	2,703,696	2,555,832	2,730,030	2,736,269
Federal Home Loan Bank stock, at cost	16,372	14,062	9,359	24,384	34,208
Loans held for sale	1,478	1,332	497	428	903
Loans	4,946,161	4,817,991	4,765,289	4,601,933	4,567,239
Less: Allowance for loan losses	(45,963)	(45,100)	(45,294)	(44,421)	(44,623)
Net loans	4,900,198	4,772,891	4,719,995	4,557,512	4,522,616
Premises & equipment, net	154,318	152,293	147,187	147,263	142,245
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	880	1,012	1,161	1,333	1,531
Bank owned life insurance	145,991	145,125	139,697	138,826	137,962
Other assets	126,336	133,277	141,404	148,979	135,479
Total assets	$8,802,182	$8,514,590	$8,383,160	$8,339,966	$8,343,300

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,374,190	$1,433,129	$1,411,764	$1,368,453	$1,379,641
Interest bearing deposits	5,500,303	5,432,030	5,549,823	5,263,511	5,211,210
Total deposits	6,874,493	6,865,159	6,961,587	6,631,964	6,590,851
Other borrowings and Federal Home Loan Bank borrowings	671,466	419,793	200,706	611,367	691,417
Subordinated notes, net of unamortized debt issuance costs	147,541	239,678	239,601	92,115	92,078
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,280	60,279	60,278	60,277	60,276
Other liabilities	193,540	82,066	86,138	137,043	92,055
Total liabilities	7,947,320	7,666,975	7,548,310	7,532,766	7,526,677
Shareholders' equity	854,862	847,615	834,850	807,200	816,623
Total liabilities and shareholders' equity	$8,802,182	$8,514,590	$8,383,160	$8,339,966	$8,343,300

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2026	2025
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Income Statement:
Total interest and dividend income	$102,256	$102,328	$101,896	$98,562	$100,288
Total interest expense	44,567	45,080	46,178	44,296	46,436
Net interest income	57,689	57,248	55,718	54,266	53,852
Provision for (reversal of) credit losses	1,410	581	1,092	622	758
Net interest income after provision for (reversal of) credit losses	56,279	56,667	54,626	53,644	53,094
Noninterest income
Deposit services	5,931	6,415	6,069	6,125	5,829
Net gain (loss) on sale of securities available for sale	—	(7,321)	(24,395)	—	(554)
Gain (loss) on sale of loans	118	122	164	99	55
Trust fees	2,202	2,148	2,081	1,879	1,765
Bank owned life insurance	986	1,134	871	833	799
Brokerage services	1,363	1,348	1,172	1,219	1,120
Other	1,996	1,732	2,048	1,990	1,209
Total noninterest income (loss)	12,596	5,578	(11,990)	12,145	10,223
Noninterest expense
Salaries and employee benefits	24,332	22,816	22,803	22,272	22,382
Net occupancy	3,459	3,715	3,761	3,621	3,404
Advertising, travel & entertainment	1,043	1,147	907	950	924
ATM expense	430	319	444	405	378
Professional fees	1,485	1,343	1,451	1,401	1,520
Software and data processing	3,097	2,859	2,770	3,027	2,839
Communications	287	273	321	342	383
FDIC insurance	937	937	920	955	947
Amortization of intangibles	132	149	172	198	223
Loss on redemption of subordinated notes	791	—	—	—	—
Other	4,583	3,919	3,985	6,086	4,089
Total noninterest expense	40,576	37,477	37,534	39,257	37,089
Income before income tax expense	28,299	24,768	5,102	26,532	26,228
Income tax expense	5,040	3,781	189	4,719	4,721
Net income	$23,259	$20,987	$4,913	$21,813	$21,507

Common Share Data:
Weighted-average basic shares outstanding	29,734	29,863	30,067	30,234	30,390
Weighted-average diluted shares outstanding	29,832	29,943	30,135	30,308	30,483
Common shares outstanding end of period	29,752	29,723	30,066	30,082	30,410
Earnings per common share
Basic	$0.78	$0.70	$0.16	$0.72	$0.71
Diluted	0.78	0.70	0.16	0.72	0.71
Book value per common share	28.73	28.52	27.77	26.83	26.85
Tangible book value per common share	21.94	21.72	21.04	20.10	20.19
Cash dividends paid per common share	0.36	0.36	0.36	0.36	0.36

Selected Performance Ratios:
Return on average assets	1.10%	0.99%	0.23%	1.07%	1.03%
Return on average shareholders’ equity	10.96	9.85	2.40	10.73	10.57
Return on average tangible common equity (1)	14.39	13.03	3.28	14.38	14.14
Average yield on earning assets (FTE) (1)	5.26	5.24	5.27	5.25	5.23
Average rate on interest bearing liabilities	2.88	2.93	3.01	2.98	3.03
Net interest margin (FTE) (1)	3.01	2.98	2.94	2.95	2.86
Net interest spread (FTE) (1)	2.38	2.31	2.26	2.27	2.20
Average earning assets to average interest bearing liabilities	127.84	129.69	129.13	129.33	128.10
Noninterest expense to average total assets	1.92	1.76	1.78	1.92	1.78
Efficiency ratio (FTE) (1)	54.98	52.28	52.99	53.70	55.04
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2026	2025
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Nonperforming Assets:	$9,728	$38,243	$35,608	$32,909	$32,193
Nonaccrual loans	9,559	10,486	7,955	4,998	4,254
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans	34	27,509	27,501	27,512	27,505
Other real estate owned	128	248	128	380	388
Repossessed assets	7	—	24	19	46

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.19%	0.22%	0.17%	0.11%	0.09%
Ratio of nonperforming assets to:
Total assets	0.11	0.45	0.42	0.39	0.39
Total loans	0.20	0.79	0.75	0.72	0.70
Total loans and OREO	0.20	0.79	0.75	0.72	0.70
Ratio of allowance for loan losses to:
Nonaccruing loans	480.83	430.10	569.38	888.78	1,048.97
Nonperforming assets	472.48	117.93	127.20	134.98	138.61
Total loans	0.93	0.94	0.95	0.97	0.98
Net charge-offs (recoveries) to average loans outstanding	0.01	0.07	0.07	0.08	0.03

Capital Ratios:
Shareholders’ equity to total assets	9.71	9.95	9.96	9.68	9.79
Common equity tier 1 capital	12.68	12.87	12.97	13.36	13.44
Tier 1 risk-based capital	13.66	13.88	13.99	14.41	14.49
Total risk-based capital	16.95	18.54	19.01	16.91	17.01
Tier 1 leverage capital	9.74	9.72	9.78	10.03	9.73
Period end tangible equity to period end tangible assets (1)	7.59	7.77	7.73	7.43	7.54
Average shareholders’ equity to average total assets	10.02	10.00	9.72	9.94	9.75

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2026	2025
Loan Portfolio Composition	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Real Estate Loans:
Construction	$641,818	$548,570	$519,528	$470,380	$458,101
1-4 Family Residential	717,298	724,354	730,061	736,108	741,432
Commercial	2,753,421	2,712,816	2,688,712	2,606,072	2,577,229
Commercial Loans	456,896	444,720	429,952	380,612	371,643
Municipal Loans	337,089	346,720	353,324	363,746	371,271
Loans to Individuals	39,639	40,811	43,712	45,015	47,563
Total Loans	$4,946,161	$4,817,991	$4,765,289	$4,601,933	$4,567,239

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$25	$55	$55	$64	$—
Provision for (reversal of) securities held to maturity	—	(30)	—	(9)	64
Balance at end of period	$25	$25	$55	$55	$64

Allowance for Loan Losses
Balance at beginning of period	$45,100	$45,294	$44,421	$44,623	$44,884
Loans charged-off	(680)	(1,115)	(1,335)	(1,194)	(613)
Recoveries of loans charged-off	529	327	491	342	310
Net loans (charged-off) recovered	(151)	(788)	(844)	(852)	(303)
Provision for (reversal of) loan losses	1,014	594	1,717	650	42
Balance at end of period	$45,963	$45,100	$45,294	$44,421	$44,623

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,166	$3,149	$3,774	$3,793	$3,141
Provision for (reversal of) off-balance-sheet credit exposures	396	17	(625)	(19)	652
Balance at end of period	$3,562	$3,166	$3,149	$3,774	$3,793
Total Allowance for Credit Losses	$49,550	$48,291	$48,498	$48,250	$48,480
Page-9

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	March 31, 2026			December 31, 2025
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,879,867	$71,515	5.94%	$4,788,584	$71,616	5.93%
Loans held for sale	792	11	5.63%	675	12	7.05%
Securities:
Taxable investment securities (2)	578,480	4,649	3.26%	593,393	4,835	3.23%
Tax-exempt investment securities (2)	865,279	7,484	3.51%	893,382	7,939	3.53%
Mortgage-backed and related securities (2)	1,418,491	17,908	5.12%	1,284,064	16,493	5.10%
Total securities	2,862,250	30,041	4.26%	2,770,839	29,267	4.19%
Federal Home Loan Bank stock, at cost, and equity investments	21,693	249	4.66%	23,287	441	7.51%
Interest earning deposits	258,860	2,235	3.50%	313,810	3,019	3.82%
Federal funds sold	7,984	71	3.61%	6,906	69	3.96%
Total earning assets	8,031,446	104,122	5.26%	7,904,101	104,424	5.24%
Cash and due from banks	82,443			82,585
Accrued interest and other assets	521,219			508,578
Less: Allowance for loan losses	(45,491)			(45,559)
Total assets	$8,589,617			$8,449,705
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$683,270	2,370	1.41%	$647,035	2,061	1.26%
Certificates of deposit	1,328,312	12,402	3.79%	1,372,879	13,857	4.00%
Interest bearing demand accounts	3,588,863	21,791	2.46%	3,474,451	21,827	2.49%
Total interest bearing deposits	5,600,445	36,563	2.65%	5,494,365	37,745	2.73%
Federal Home Loan Bank borrowings	144,008	975	2.75%	187,725	1,274	2.69%
Subordinated notes, net of unamortized debt issuance costs	195,664	3,577	7.41%	239,648	4,022	6.66%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,280	915	6.16%	60,278	980	6.45%
Repurchase agreements	92,622	784	3.43%	97,637	866	3.52%
Other borrowings	189,444	1,753	3.75%	14,826	193	5.16%
Total interest bearing liabilities	6,282,463	44,567	2.88%	6,094,479	45,080	2.93%
Noninterest bearing deposits	1,363,826			1,423,350
Accrued expenses and other liabilities	82,948			86,863
Total liabilities	7,729,237			7,604,692
Shareholders’ equity	860,380			845,013
Total liabilities and shareholders’ equity	$8,589,617			$8,449,705
Net interest income (FTE)		$59,555			$59,344
Net interest margin (FTE)			3.01%			2.98%
Net interest spread (FTE)			2.38%			2.31%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of March 31, 2026 and December 31, 2025, loans totaling $9.6 million and $10.5 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2025			June 30, 2025
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,640,220	$70,240	6.01%	$4,519,668	$67,798	6.02%
Loans held for sale	776	12	6.14%	1,108	16	5.79%
Securities:
Taxable investment securities (2)	669,712	5,578	3.30%	735,669	6,205	3.38%
Tax-exempt investment securities (2)	1,094,978	10,097	3.66%	1,130,903	10,351	3.67%
Mortgage-backed and related securities (2)	1,058,860	14,174	5.31%	1,003,887	13,040	5.21%
Total securities	2,823,550	29,849	4.19%	2,870,459	29,596	4.14%
Federal Home Loan Bank stock, at cost, and equity investments	37,937	374	3.91%	31,169	524	6.74%
Interest earning deposits	334,523	3,631	4.31%	259,617	2,753	4.25%
Federal funds sold	17,546	195	4.41%	27,778	308	4.45%
Total earning assets	7,854,552	104,301	5.27%	7,709,799	100,995	5.25%
Cash and due from banks	87,815			84,419
Accrued interest and other assets	455,884			452,573
Less: Allowance for loan losses	(44,476)			(44,747)
Total assets	$8,353,775			$8,202,044
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$618,059	1,772	1.14%	$596,125	1,451	0.98%
Certificates of deposit	1,505,292	15,752	4.15%	1,407,017	14,905	4.25%
Interest bearing demand accounts	3,320,993	21,234	2.54%	3,311,330	21,071	2.55%
Total interest bearing deposits	5,444,344	38,758	2.82%	5,314,472	37,427	2.82%
Federal Home Loan Bank borrowings	298,138	2,847	3.79%	394,119	3,721	3.79%
Subordinated notes, net of unamortized debt issuance costs	169,196	2,319	5.44%	92,097	935	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,277	1,025	6.75%	60,276	1,015	6.75%
Repurchase agreements	75,207	662	3.49%	72,295	634	3.52%
Other borrowings	35,544	567	6.33%	28,022	564	8.07%
Total interest bearing liabilities	6,082,706	46,178	3.01%	5,961,281	44,296	2.98%
Noninterest bearing deposits	1,375,075			1,339,463
Accrued expenses and other liabilities	83,601			85,827
Total liabilities	7,541,382			7,386,571
Shareholders’ equity	812,393			815,473
Total liabilities and shareholders’ equity	$8,353,775			$8,202,044
Net interest income (FTE)		$58,123			$56,699
Net interest margin (FTE)			2.94%			2.95%
Net interest spread (FTE)			2.26%			2.27%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of September 30, 2025 and June 30, 2025, loans totaling $8.0 million and $5.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-11

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2025
	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,625,902	$68,160	5.98%
Loans held for sale	752	11	5.93%
Securities:
Taxable investment securities (2)	749,155	6,363	3.44%
Tax-exempt investment securities (2)	1,134,590	10,253	3.66%
Mortgage-backed and related securities (2)	1,041,038	13,523	5.27%
Total securities	2,924,783	30,139	4.18%
Federal Home Loan Bank stock, at cost, and equity investments	43,285	483	4.53%
Interest earning deposits	319,889	3,370	4.27%
Federal funds sold	43,813	478	4.42%
Total earning assets	7,958,424	102,641	5.23%
Cash and due from banks	89,703
Accrued interest and other assets	457,948
Less: Allowance for loan losses	(45,105)
Total assets	$8,460,970
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$593,953	1,429	0.98%
Certificates of deposit	1,336,815	14,406	4.37%
Interest bearing demand accounts	3,406,342	21,412	2.55%
Total interest bearing deposits	5,337,110	37,247	2.83%
Federal Home Loan Bank borrowings	614,897	5,837	3.85%
Subordinated notes, net of unamortized debt issuance costs	92,060	932	4.11%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,275	1,014	6.82%
Repurchase agreements	75,291	666	3.59%
Other borrowings	33,061	740	9.08%
Total interest bearing liabilities	6,212,694	46,436	3.03%
Noninterest bearing deposits	1,334,933
Accrued expenses and other liabilities	88,450
Total liabilities	7,636,077
Shareholders’ equity	824,893
Total liabilities and shareholders’ equity	$8,460,970
Net interest income (FTE)		$56,205
Net interest margin (FTE)			2.86%
Net interest spread (FTE)			2.20%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of March 31, 2025, loans totaling $4.3 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-12

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average shareholders’ equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended
	2026	2025
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$23,259	$20,987	$4,913	$21,813	$21,507
After-tax amortization expense	104	117	136	157	176
Adjusted net income available to common shareholders	$23,363	$21,104	$5,049	$21,970	$21,683
Average shareholders' equity	$860,380	$845,013	$812,393	$815,473	$824,893
Less: Average intangibles for the period	(202,078)	(202,217)	(202,380)	(202,569)	(202,784)
Average tangible shareholders' equity	$658,302	$642,796	$610,013	$612,904	$622,109
Return on average shareholders’ equity	10.96%	9.85%	2.40%	10.73%	10.57%
Return on average tangible common equity	14.39%	13.03%	3.28%	14.38%	14.14%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$854,862	$847,615	$834,850	$807,200	$816,623
Less: Intangible assets at end of period	(201,996)	(202,128)	(202,277)	(202,449)	(202,647)
Tangible common shareholders' equity at end of period	$652,866	$645,487	$632,573	$604,751	$613,976
Total assets at end of period	$8,802,182	$8,514,590	$8,383,160	$8,339,966	$8,343,300
Less: Intangible assets at end of period	(201,996)	(202,128)	(202,277)	(202,449)	(202,647)
Tangible assets at end of period	$8,600,186	$8,312,462	$8,180,883	$8,137,517	$8,140,653
Period end tangible equity to period end tangible assets	7.59%	7.77%	7.73%	7.43%	7.54%
Common shares outstanding end of period	29,752	29,723	30,066	30,082	30,410
Tangible book value per common share	$21.94	$21.72	$21.04	$20.10	$20.19

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$57,689	$57,248	$55,718	$54,266	$53,852
Tax-equivalent adjustments:
Loans	538	545	553	565	581
Tax-exempt investment securities	1,328	1,551	1,852	1,868	1,772
Net interest income (FTE) (1)	59,555	59,344	58,123	56,699	56,205
Noninterest income	12,596	5,578	(11,990)	12,145	10,223
Nonrecurring income (2)	(47)	7,066	24,395	—	554
Total revenue	$72,104	$71,988	$70,528	$68,844	$66,982
Noninterest expense	$40,576	$37,477	$37,534	$39,257	$37,089
Pre-tax amortization expense	(132)	(149)	(172)	(198)	(223)
Nonrecurring expense (3)	(799)	306	14	(2,090)	(1)
Adjusted noninterest expense	$39,645	$37,634	$37,376	$36,969	$36,865
Efficiency ratio	56.44%	53.85%	54.87%	55.67%	57.04%
Efficiency ratio (FTE) (1)	54.98%	52.28%	52.99%	53.70%	55.04%
Average earning assets	$8,031,446	$7,904,101	$7,854,552	$7,709,799	$7,958,424
Net interest margin	2.91%	2.87%	2.81%	2.82%	2.74%
Net interest margin (FTE) (1)	3.01%	2.98%	2.94%	2.95%	2.86%
Net interest spread	2.28%	2.21%	2.14%	2.15%	2.08%
Net interest spread (FTE) (1)	2.38%	2.31%	2.26%	2.27%	2.20%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include loss on redemption of subordinated notes, foreclosure expenses, branch closure expenses and other miscellaneous expense, in the periods where applicable.
Page-13